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                                POWER OF ATTORNEY

     I hereby appoint Thomas J. Linneman, President and CEO of Cheviot Financial Corp. (the "Company"), Scott T. Smith, Chief Financial Officer of the Company, or Kevin M. Kappa, Vice President/Compliance Officer of the Company to act as my true and lawful attorney-in-fact with authority to execute on my behalf (a) Form ID, Uniform Application for Access Codes to File on EDGAR, and obtain my personal access codes for the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) of the United States Securities and Exchange Commission and (b) any Form 3, 4 or 5 or any amendment thereto required to be filed by me, as a result of my association with the Company, under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Linneman, Mr. Smith or Mr. Kappa in writing that his authority to act on my behalf in this manner has been withdrawn.

     I have signed this power of attorney on December 18, 2003.


                                        By: /s/ Jeffrey J. Lenzer
                                           --------------------------------
                                        Printed: Jeffrey J. Lenzer
                                                ---------------------------

In the presence of: /s/ Kimberly A. Siener
                   -------------------------
Printed: Kimberly A. Siener
        ------------------------------------
at Cincinnati, Ohio